Exhibit 10.13

THIS SECOND AMENDMENT AGREEMENT (the "Amendment") is made on March 7, 2022 (the "Amendment Date")

BETWEEN

(1)
Sanquin Blood Supply Foundation, a non-profit organization, with offices located at Plesmanlaan 125, 1066 CX Amsterdam, the Netherlands ("Sanquin"); and
(2)
Gemini Therapeutics Sub, Inc., formerly Gemini Therapeutics Inc., a corporation organized under the laws of Delaware, having a place of business at One Kendall Square, Building 300, Floor 3,. Cambridge MA 02139 ("Gemini")

Sanquin and Gemini are hereinafter jointly also referred to as the “Parties” and individually as a “Party".

RECITALS

(A)
The Parties entered into a Research Collaboration and License Agreement dated 1 April 2017 as subsequently amended on April 29, 2018 (the “Original Agreement”).
(B)
The Parties wish to amend and supplement certain provisions of the Original Agreement as set out in this Amendment.

AGREED TERMS

1.
Definitions and Interpretation
1.1
In this Amendment, including the Recitals, terms defined in the Original Agreement will have the same meaning when used in this Amendment. In addition, in this Amendment:
(a)
“Second Patent Application” shall mean International Application No. PCT/NL2019/050018 filed on January 15, 2019, together with (i) all patents which may be granted pursuant to the foregoing, (ii) all reissues, extensions (including patent term adjustments and supplementary protection certificates (or the equivalent thereof)), renewals, substitutions, confirmations, registrations, re-registrations, restorations, re-examinations, continuations, continuations-in-part, divisions, and patents of addition, with respect to the foregoing; and (iii) all patent applications and patents which claim priority from or common priority with the foregoing; and
(b)
“Third Patent Application” shall mean International Application No. PCT/US2020/042627 filed on July 17, 2020, together with (i) all patents which may be granted pursuant to the foregoing, (ii) all reissues, extensions (including patent term adjustments and supplementary protection certificates (or the equivalent thereof)), renewals, substitutions, confirmations, registrations, re-registrations, restorations, re-examinations, continuations, continuations-in-part, divisions, and patents of addition, with respect to the foregoing; and (iii) all patent applications and patents which claim priority from or common priority with the foregoing.
1.2
Except as otherwise provided in this Amendment, the terms of the Original Agreement shall remain in full force and effect provided that in the event of a conflict or ambiguity between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.
2.
Supplement to Original Agreement
2.1
The Parties hereby acknowledge and agree, notwithstanding any provision of the Original Agreement:
(a)
The Third Patent Application shall be jointly owned by the Parties;
(b)
Gemini shall have the exclusive right to prepare and file the Third Patent Application at Gemini’s discretion and expense (and Sanquin shall not take any action in connection with the same);
(c)
Gemini will have the first right (but not the obligation) to prosecute and maintain the Third Patent Application and shall use counsel reasonably acceptable to Sanquin for such activities. Gemini will provide to Sanquin all patent office papers promptly upon receipt, and drafts of responses to office actions from and other substantive filings with any patent office regarding the Third Patent Application sufficiently in advance before their submission to enable review and comment by Sanquin, and Gemini will consider in good faith all comments made by Sanquin. If Gemini chooses not to continue with the prosecution and maintenance of any patent right within the Third Patent Application, Gemini will notify Sanquin of such decision at least ninety (90) days before any such patent right would become forfeited or abandoned, and Sanquin will have the right (but not the obligation) to prosecute and maintain the relevant patent right(s) within the Third Patent Application provided that Sanquin will provide to Gemini all patent office papers promptly upon receipt, and drafts of responses to office actions from and other substantive filings with any patent office regarding the relevant patent right(s) sufficiently in advance before their submission to enable review and comment by Gemini, and Sanquin will consider in good faith all comments made by Gemini;
(d)
The provisions of clauses 7.2 and 7.3 of the Original Agreement shall apply equally to the Third Patent Application (including following termination of the Original Agreement).
(e)
Subject to clause 2.1(f) of this Amendment, Sanquin hereby grants to Gemini and its Affiliates an exclusive (even as to Sanquin however with the exception under clause 2.1(f)) worldwide license, with the right to sublicense through multiple tiers, under the Third Patent Application for all purposes in all fields, provided that such sub-licences will honour and follow provisions in this Amendment.
(f)
Gemini hereby grants to Sanquin a non-exclusive, fully paid-up, non-transferable:

(i)
non-sublicensable, licence under the Third Patent Application solely for the purpose of performing its obligations under the Research Plan;
(ii)
license to use and permit other non-profit research institutions to use the Third Patent Application for educational and non-clinical research purposes provided that such third parties are not granted any rights to sell or commercialize products or services within the scope of the Third Patent Application.
(g)
In the event of termination of the Original Agreement prior to expiry of the Third Patent Application:
(i)
the provisions of clauses 2.1(a) to 2.1(d)of this Amendment shall continue to apply until expiry of the Third Patent Application (unless otherwise mutually agreed by the Parties in writing);
(ii)
the provisions of clauses 2.1(e) and 2.1(f) of this Amendment shall terminate and each Party shall have (and to the extent necessary hereby grants and agrees to grant to the other) a fully paid-up, non-exclusive, worldwide, perpetual, irrevocable, transferable license, with the right to sublicense through multiple tiers, under the Third Patent Application for all purposes in all fields; in all cases without any obligation to account to the other Party.
(h)
The Third Patent Application shall be deemed to be included within “Research Program Patent Right” and “Research Program Intellectual Property” for the purposes of the following clauses of the Original Agreement: 3, 4.4(c), 4.5 and 8.3 and in addition:
(i)
1.16 (definition of “Licensed Product”) and all instances in which such defined term is used in the Original Agreement;
(ii)
1.19 (definition of “Non-Royalty Sublicense Income”) and all instances in which such defined term is used in the Original Agreement;
(iii)
1.32 (definition of “Sanquin Intellectual Property”) and all instances in which such defined term is used in the Original Agreement; and
(iv)
1.36 (definition of “Valid Claim”) and all instances in which such defined term is used in the Original Agreement; and
(i)
The Third Patent Application shall be deemed not to be included within “Research Program Patent Right” or “Research Program Intellectual Property” for the purposes of the following clauses of the Original Agreement: 2.1(b), 4.3(b), 7.1, 8.1, 8.4, and 10.3.
2.2
With effect from 1 April 2017 clause 10.4 of the Original Agreement shall be deemed to be deleted and replaced with the following:

“Termination or expiration of this Agreement will not affect the rights and obligations of the Parties accrued prior to termination hereof. The provisions of Section 4.9 Section 10.2 and this Section 10.4, Article 1, entitled Definitions; Article 3, entitled Term of Agreement; Article 7, entitled Intellectual Property; Article 8.2(b) entitled Sublicensing Terms and Article 8.5, entitled No Implied Rights; Article 9, entitled Confidentiality, Publication, Use of Name; Article 11, entitled Warranties, Indemnification; Article 12, entitled Dispute Resolution; and Article 13, entitled Additional Provisions will survive any such termination or expiration.”

2.3
With effect from April 29, 2018, the definition of “Research Program Patent Rights” shall be deemed to include, without limitation, the Second Patent Application.
2.4
The Parties acknowledge and agree that, at all times prior to the Amendment Date, Gemini has complied with all of its obligations under clause 6.1 of the Original Agreement and Sanquin does not have any right to terminate the Original Agreement for any breach of clause 6.1 of the Original Agreement prior to the Amendment Date.
3.
General
3.1
The provisions of clause 12 of the Original Agreement shall apply equally to disputes of any nature arising under, relating to, or in connection with this Amendment.
3.2
The provisions of clause 13 of the Original Agreement shall apply equally to this Amendment (and references to ‘hereunder’ or ‘this Agreement’ or similar shall include a reference to this Amendment and its provisions).
3.3
Each Party agrees to execute, acknowledge, and deliver all such further instruments, and do all such further similar acts, as may be necessary or appropriate to carry out the purpose and intent of this Amendment.

Agreed by the Parties through their authorized signatories:

Sanquin Blood Supply Foundation Gemini Therapeutics Sub, Inc.

Signature: /s/ Gerald de Haan Signature: /s/ Brian Piekos

Name: Gerald de Haan Name: Brian Piekos

Title: Director Research Title: Chief Financial Officer